Exhibit 23.1

               CONSENT OF ARTHUR ANDERSEN, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Shire Pharmaceuticals Group plc Registration Statement on Form S-3 of our report included in the Shire Pharmaceuticals Group plc current report on Form 8-K dated August 15 2001 on our audits of the financial statements of Shire Pharmaceuticals Group plc as of December 31, 2000, 1999 and 1998 and for the periods then ended.

                                           /s/ Arthur Andersen
                                           ARTHUR ANDERSEN

November 6, 2001